Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-4 of New York Community Bancorp, Inc. of our report dated February 26, 2021 relating to the financial statements and the effectiveness of internal control over financial reporting of Flagstar Bancorp, Inc., which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Detroit, Michigan

June 11, 2021